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              Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated March 28, 2003 with respect to the consolidated financial statements of The Manufacturers Life Insurance Company (U.S.A.) and the financial statements of Separate Account N of The Manufacturers Life Insurance Company (U.S.A.), which are contained in the Statement of Additional Information in Post-Effective Amendment No. 3 to the Registration Statement (Form N-6 No. 333-71312) and related prospectus of Separate Account N of The Manufacturers Life Insurance Company (U.S.A.).



                                                           /s/ ERNST & YOUNG LLP



Philadelphia, Pennsylvania
April 29, 2003